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                                                                    Exhibit 23.3




                [Smith & Gesteland, LLP letterhead appears here]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of Post-Effective Amendment No. 1 to Form S-3 and related prospectus of American Superconductor Corporation of our report dated February 7, 1997, on our audit of the financial statements of Superconductivity, Inc. as of December 31, 1996, and for the year then ended, which report is included in the Current Report of Form 8-K and Form 8-K/A filed by American Superconductor Corporation with the Securities and Exchange Commission.


                                            /s/ Smith & Gesteland, LLP
                                            SMITH & GESTELAND, LLP

Madison, Wisconsin
December 17, 1997